Exhibit 99.1
ePlus Announces New Credit Facility

Increase to $375 Million Enhances ePlus’ Working Capital Financing Capacity

HERNDON, VA – October 19, 2021 – ePlus inc. (NASDAQ: PLUS), a leading provider of technology and financing solutions, today announced that its subsidiaries ePlus Technology, inc., ePlus Technology Services, inc. and SLAIT Consulting, LLC (collectively, the “Borrowers”) recently amended, restated and replaced in their entirety their existing credit agreements with Wells Fargo Commercial Distribution Finance Corporation ("CDF"). The new credit facility is established by a syndicate of banks for which CDF acts as administrative agent and consists of a discretionary senior secured floorplan facility in favor of the Borrowers in the aggregate principal amount of up to $375 million, an increase from $275 million, together with a sublimit for a revolving credit facility for up to $100 million.  The aggregate amount of principal available under the new credit facility is subject to a borrowing base based upon, among other things, the Borrowers’ accounts receivable and inventory, each pursuant to a formula and subject to certain reserves. The new credit facility has an initial one-year term which automatically renews for successive one-year terms thereafter; however, either party may terminate with proper notice.

"This revised credit facility supports our growth and service to our valued customers as a leading provider of advanced solutions," said Elaine Marion, chief financial officer. "We highly value our long-term relationship with CDF, our new syndicate banks, and appreciate the continued support of ePlus."

About ePlus inc.

ePlus is a leading consultative technology solutions provider that helps customers imagine, implement, and achieve more from their technology. With the highest certifications from top technology partners and lifecycle services expertise across key areas including security, cloud, data center, collaboration, networking and emerging technologies, ePlus transforms IT from a cost center to a business enabler. Founded in 1990, ePlus has more than 1,500 associates serving a diverse set of customers in the U.S., Europe, and Asia-Pac. The Company is headquartered at 13595 Dulles Technology Drive, Herndon, VA, 20171. For more information, visit www.eplus.com, call 888-482-1122, or email info@eplus.com. Connect with ePlus on Facebook, LinkedIn, Twitter and Instagram. ePlus, Where Technology Means More®.

ePlus®, Where Technology Means More®, and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries. The names of other companies, products, and services mentioned herein may be the trademarks of their respective owners.

Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.” Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, the duration and impact of COVID-19, which could materially adversely affect our financial condition and results of operations and has resulted worldwide in governmental authorities imposing numerous unprecedented measures to try to contain the virus that has impacted and may further impact our workforce and operations, the operations of our customers, and those of our respective vendors, suppliers, and partners; national and international political instability fostering uncertainty and volatility in the global economy including an economic downturn, an increase in tariffs or adverse changes to trade agreements, exposure to fluctuation in foreign currency rates, interest rates and pressure on prices; our ability to successfully perform due diligence and integrate acquired businesses; the possibility of goodwill impairment charges in the future; reduction of vendor incentive programs; significant adverse changes in, reductions in, or losses of relationships with one or more of our largest volume customers or vendors; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to implement comprehensive plans to achieve customer account coverage for the integration of sales forces, cost containment, asset rationalization, systems integration and other key strategies; our ability to reserve adequately for credit losses; our ability to secure our electronic and other confidential information or that of our customers or partners and remain secure during a cyber-security attack; future growth rates in our core businesses; our ability to protect our intellectual property; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to adapt to changes in the IT industry and/or rapid change in product standards; our ability to realize our investment in leased equipment; our ability to hire and retain sufficient qualified personnel; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission. All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

Contact:
Kleyton Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150